Exhibit 4.1

VERSAR, INC.

2002 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of the Plan is to attract and retain persons of high caliber and potential as employees, directors and service providers of Versar, Inc. and its Affiliates, motivate and reward good performance, and encourage such employees and service providers to continue to exert their best efforts on behalf of Versar, Inc. and its affiliates. The Plan is intended to provide opportunities for stock ownership by such employees, directors and service providers in order to increase the proprietary interests in the company. This will be accomplished by providing awards to eligible individuals of nonqualified and incentive stock options and of restricted stock and other stock based awards.

2. Definitions.

Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

(a) “Administrator” shall mean the committee, which shall be administrating the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

(b) “Affiliate” means any Directly Related Company and any entity in which the Corporation or a Directly Related Company has at least a fifty percent (50%) ownership interest.

(c) “Award” or “Awards” means an award or grant other than an Option made to a Participant under Section 8 of the Plan.

(d) “Award Agreement” means a written agreement in such form as may from time to time be approved by the Administrator, setting forth the terms and conditions of an Award and executed by the Corporation and the Participant.

(e) “Board” shall mean the Board of Directors of the Corporation.

(f) “Change in Control of the Corporation” shall mean:

(i) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of forty percent (40%) or more of the combined voting power of the Corporation’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this definition, Voting Securities acquired directly from the Corporation by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or The individuals who are members of the Incumbent

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Board, cease for any reason to constitute at least two-thirds of the Board; or Approval by the stockholders of the Corporation of (i) a merger or consolidation involving the Corporation if the stockholders of the Corporation immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or subsequently all of the assets of the Corporation.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its Affiliates, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Security Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” shall mean, unless otherwise specifically provided, the common stock of the Corporation and any class of common shares into which such common stock may hereafter be converted.

(i) “Corporation” shall mean Versar, Inc., a Delaware corporation.

(j) “Directly Related Company” means a corporation related to the Corporation within the meaning of Sections 524(e) and (f) of the Code.

(k) “Director” shall mean a person who is a member of the Board, whether or not such person is also an Employee.

(l) “Disability” shall mean such physical or mental condition affecting an Optionee as determined by the Administrator in its sole discretion.

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(m) “Employee” shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation or an Affiliate (i.e., an individual with respect to whom income taxes must be withheld from compensation). Directors who are employed by the Corporation or an Affiliate are considered to be “Employees” for purposes of this Plan.

(n) “Exercise Price” shall mean the price per Share of Common Stock, determined by the Administrator, at which an Option may be exercised.

(o) “Fair Market Value” shall mean the value of one (1) Share of Common Stock, determined as follows:

(A) If the Shares are traded on an exchange or the National Market System (“NMS”) of the National Association of Securities Dealers, Inc. Automated Quotation System (the “NASDAQ System”), (A) if listed on an exchange, the closing price as reported or as composite transactioned on the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sales price on the date of valuation or, if no sale occurred on such date, the mean between the highest bid and lowest asked prices as of the close of business on the date of valuation, as reported in the NASDAQ System;

(B) If the Shares are traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices on the NASDAQ System at the close of business on the date of valuation; and If neither (1) nor (2) applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

If the date of valuation is not a business day, the price on the last business day preceding the date of valuation shall be utilized.

(p) “Incentive Stock Option” shall mean an option described in Section 422(b) of the Code.

(q) “Incumbent Board” shall mean the individuals who as of September 11, 2002 are members of the Board and any individual becoming a director subsequent to September 11, 2002 whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened “election contest” (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), or (ii) with the

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approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest.

(r) “Nonqualified Stock Option” shall mean an option not described in Section 422(b), 423(b) or 424(b) of the Code.

(s) “Option” shall mean any stock option granted pursuant to the Plan. All Options shall be granted on the date the Administrator takes the necessary action to approve the grant. However, if the minutes or appropriate resolution of the Administrator provide that an Option is to be granted as of another date, the date of grant shall be that other date.

(t) “Option Agreement” shall mean a written stock option agreement evidencing a particular Option.

(u) “Optionee” shall mean an Employee, Director or Service Provider who has received an Option.

(v) “Participant” means an Employee or Director to whom an Award has been made and is outstanding under the Plan.

(w) “Performance Award” means an Award granted pursuant to the provisions of Section 8 of the Plan, the vesting of which is contingent upon the attainment of specific Performance Objectives during specific Performance Periods.

(x) “Performance Equity Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

(y) “Performance Objectives” means specific targets and objectives established by the Administrator using criteria adopted by the Administrator, including, but not limited to, earnings per share of the Common Stock, return on average stockholders’ equity, return on capital and total stockholder return. Performance Objectives may be absolute or may be based on the results of a peer group of comparable companies established by the Administrator. Satisfaction of Performance Objectives shall be determined in accordance with generally accepted accounting principles, as utilized by the Corporation in its reports filed under the 1934 Act.

(z) “Performance Period” means a period of not less than one or more than ten consecutive Corporation fiscal years for which Performance Objectives have been established.

(aa) “Performance Unit Grant” means an Award of monetary units granted pursuant to the provisions of Section 8 of the Plan.

(bb) “Plan” shall mean this Versar, Inc. 2002 Stock Incentive Plan, as it may be amended from time to time.

(cc) “Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

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(dd) “Restriction Period” means the period of time a Participant must remain employed by the Corporation or any of its Affiliates, in order for a Restricted Stock Award to vest.

(ee) “Restricted Stock Award” means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan which may be subject to restrictions which lapse over time with or without regard to Performance Objectives, as the Administrator in its sole discretion shall determine.

(ff) “Retirement” shall mean the voluntary cessation of employment by an Employee after qualifying for early or normal retirement under any pension plan or profit sharing or stock bonus plan of the Corporation or Affiliate. If an Employee is not covered by any such plan, “Retirement” shall mean voluntary termination of employment after the Employee has attained age sixty-five (65) and after the employee has attained the tenth (10th) anniversary of his or her last preceding date of hire.

(gg) “Service Provider” means an individual who is neither an Employee nor Director of the Corporation or any Affiliate but who provides the Corporation or any Affiliate, in the opinion of the Administrator, substantial and important services.

(hh) “Share” shall mean one (1) share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

(ii) “Spread” means the amount (not less than zero) by which the Fair Market Value of a share of Common Stock subject to the Option exceeds the Exercise Price of the Option.

(jj) “Stock Appreciation Right” means an Award granted pursuant to the provisions of Section 8 of the Plan, entitling a Participant to receive an amount equal to (or if the Administrator shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

3. Effective Date.

The Plan was adopted by the Board effective September 11, 2002, subject to the approval of the Corporation’s stockholders pursuant to Section 15 hereof. The Plan shall terminate as provided in Section 9 below.

4. Administration.

(a) Committee.

The Plan shall be administered, in the discretion of the Board from time to time, by a compensation committee which shall be appointed by the Board. The committee shall consist of not less than two (2) members of the Board who shall qualify as “non-employee directors” within the meaning of Rule 16b-3 under the 1934 Act (“Rule 16b-3”) or any successor rule or regulation, as “outside directors” for purposes of the Code and as “independent” in accordance

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with the continued listing requirements of the American Stock Exchange or such other exchange or the NMS, to the extent then applicable to the Corporation. The Board may from time to time remove members from, or add members to, such committee. Vacancies on the committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the committee as Chairman. The committee, as Administrator, shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

(b) Powers.

The Administrator shall from time to time at its discretion select the Employees, Directors and Service Providers who are to be granted Options or Awards, determine the number of Shares to be optioned to each Optionee or included in any Award and designate Options as Incentive Stock Options or Nonqualified Stock Options; provided that Incentive Stock Options may be granted only to Employees (including Directors who are also Employees). The Administrator shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes. Without limitation of the foregoing, the Administrator’s power shall include the power to set additional terms with respect to the grant of Options or Awards, determine the transferability or non-transferability of such Options or Awards, determine the vesting schedule with respect to such Options (which may include Options that are immediately vested upon grant or that are subject to Performance Objectives) or Awards and set such other terms, restrictions and privileges with respect to any Options or Awards granted as are not inconsistent with the terms of this Plan. The Administrator shall have the power to delegate its authority to grant Options and Awards to Employees and Service Providers, other than Employees subject to Section 16 of the 1934 Act, to members of management in its discretion. Any decision made pursuant to such delegated power shall for all purposes be deemed a decision of the Administrator. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Award granted thereunder.

5. Participation.

(a) Eligibility.

All Employees, Directors and Service Providers are eligible to participate in the Plan. The Optionees shall be those Employees, Directors and Service Providers of the Corporation to whom Options may be granted from time to time by the Administrator. The Administrator pursuant to this Plan may grant Incentive Stock Options and Nonqualified Stock Options to Employees and Nonqualified Stock Options to Service Providers and Directors who are not Employees. The Participants shall be those Employees and Directors of the Corporation to whom Awards may be granted pursuant to Section 8 hereof from time to time by the Administrator.

(b) Ten-Percent Shareholders.

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An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) such Incentive Stock Option by its terms shall not be exercisable more than five (5) years from the date of grant.

(c) Stock Ownership.

For purposes of Section 5(b) above, in determining stock ownership, an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

(d) Outstanding Stock.

For purposes of Section 5(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of the Incentive Stock Option to the Optionee. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

6. Stock.

The stock subject to Options and Awards granted under the Plan shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options and may be granted as Awards under the Plan shall not exceed Seven Hundred Thousand (700,000), subject to adjustment as set forth in Section 10. The number of Shares subject to Options and Awards denominated in shares of Common Stock, other than Restricted Stock Awards outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. Further, the number of shares with respect to which Restricted Stock Awards, Performance Equity Grants, Options and SARs may be granted in any fiscal year to any individual Employee of the Company shall not exceed Two Hundred and Fifty Thousand (250,000), subject to adjustment as set forth in Section 10. Whenever an Optionee’s rights to exercise an Option as to any Shares shall cease for any reason before he or she has exercised such Option as to such Shares, or an Award shall be forfeited, the Option or Award shall be deemed terminated to that extent and such Shares shall again be subject to Option and Award under the Plan. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified therein.

7. Terms and Conditions of Options.

(a) Stock Option Agreements.

Options shall be evidenced by written Option Agreements in such form as the Administrator shall from time to time determine. Such Option Agreements shall comply with and be subject to

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the terms and conditions set forth herein. Each Option shall state whether it is an Incentive Stock Option or a Nonqualified Stock Option.

(b) Number of Shares.

Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

(c) Exercise Price.

Each Option shall state the Exercise Price. The Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and, in the case of an Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. The Exercise Price in the case of any Nonqualified Stock Option shall not be less than fifty percent (50%) of the Fair Market Value on the date of grant. The Exercise Price shall be subject to adjustment as provided in Section 10 hereof.

(d) Medium and Time of Payment.

The Purchase Price shall be payable in full in United States dollars or by check upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, or the Administrator, in its sole discretion otherwise approves thereof, the Purchase Price may be paid, (i) by the surrender of Shares in good form for transfer, which shares have been owned by the person exercising the Option for a period of at least six (6) months and have a Fair Market Value on the date of exercise equal to the Purchase Price, (ii) if the Optionee is not a Director or executive officer of the Corporation, as determined by the Administrator, through delivery of a promissory note by the Optionee evidencing the Optionee’s obligation to make future cash payments to the Corporation, which promissory note shall be payable as determined by the Corporation (but in no event later than five years after the date hereof), shall be secured by a pledge of the Shares of Common Stock purchased and shall bear interest at a rate established by the Administrator, but not less than the applicable Federal Rate under Section 1274 of the Code, (iii) simultaneous exercise of the Option and sale of shares of Common Stock acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator if the Optionee is not a Director or executive officer of the Corporation, as determined by the Administrator, and use of the proceeds from sale as payment of the purchase price of such Common Stock, (iv) in any combination of cash, Shares and to the extent permitted by the above, promissory notes, as long as the sum of the cash so paid, note delivered and the Fair Market Value of the Shares so surrendered equals the Purchase Price or (v) any such other method as the Administrator shall approve in its sole discretion. The sale of shares set forth in item (iii) above is permitted with respect to Directors and executive officer of the Corporation, as determined by the Administrator, only to the extent that the Company does not arrange the transaction with the broker.

In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Optionee must make arrangements satisfactory to the Corporation to enable it to satisfy such

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withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of Optionee, or by the Corporation not issuing such number of Shares subject to the Option having a Fair Market Value at the time of exercise equal to the amount to be withheld or (iii) any combination of (i) and (ii) above.

(e) Term and Non-transferability of Options.

Each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable more than ten (10) years from the date it was granted and no Incentive Stock Option granted to an Optionee who is a ten percent stockholder described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the date it was granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable, unless otherwise determined by the Administrator. In the event of the Optionee’s death, the Option shall not be transferable by the Optionee, unless otherwise determined by the Administrator, other than to a designated beneficiary, by will or the laws of descent and distribution.

(f) Cessation of Employment by Employee; etc.

After an Optionee ceases to be an Employee, his/her rights to exercise any unexercised Option then held by the Optionee shall be determined as provided in this Section 7(f).

No Option, however, may be exercised after the Optionee ceases to be an Employee except to the extent that the Option was exercisable at the time of such cessation or to such greater extent as shall be approved by the Administrator in connection with an Option grant. No Option may be exercised after its term expires or is otherwise cancelled.

(i) Retirement. If an Optionee ceases to be an Employee because of Retirement (and not on account of misconduct as determined below), such Optionee may, subject to the restrictions referred to in Section 7(f) above, exercise the Option at any time within twelve months after cessation of employment, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of cessation of employment, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

(ii) Death. If an Optionee dies while he or she is an Employee or having ceased to be an Employee but during the period during which he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in Section 7(f) above, at any time within twenty-four months after the Optionee’s death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the Option Agreement, only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not been previously exercised.

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(iii) Disability. If an Optionee ceases active service as an Employee by reason of Disability, such Optionee shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within six months after such cessation of employment, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation of employment, the Optionee’s right to exercise such Option had vested pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

(iv) Misconduct. If an Optionee resigns or is discharged or terminated on account of misconduct, his or her Option shall terminate and shall no longer be exercisable upon notice of such resignation, discharge or termination. The existence of misconduct shall be determined by the Administrator in its sole discretion, such determination to be made in a manner consistent with the then policies of the Corporation.

(v) Other Reasons. If an Optionee ceases to be an Employee for any reason other than those mentioned above in subsections (i), (ii), (iii) or (iv), the Optionee shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within three months following such cessation, discharge or termination, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of cessation, discharge or termination, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

An Optionee’s employment with the Corporation shall not be considered as having been terminated while the Optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Optionee’s right to re-employment with the Corporation is guaranteed either by statute or by contract. Where the period of such leave exceeds ninety (90) days and where the Optionee’s rights to re-employment is not guaranteed either by statute or by contract, the Optionee’s employment will be deemed to have terminated on the ninety-first (91st) day of such leave.

(g) Cessation of Service by Service Provider or Director (Other than a Director who is Also an Employee).

After an Optionee ceases to be a Service Provider or Director (other than a Director who is also an Employee), his/her rights to exercise any unexercised Option then held by the Optionee shall be determined as provided in this Section 7(g). No Option, however, may be exercised after the Optionee ceases to be a Service Provider or Director, except to the extent that the Option was exercisable at the time of such cessation or to such greater extent as shall be approved by the Administrator in connection with an Option grant. No Option may be exercised after its term expires or is otherwise cancelled. If an Optionee ceases to be a Service Provider or Director because of death, disability, or termination of service for any reason, other than resignation or discharge or termination for misconduct as described below, such Optionee may, subject to the restrictions referred to above, exercise the Option at any time within six months after cessation of service, but, except as provided in the applicable Option Agreement, only to the extend that, at

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the date of cessation of service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised. Notwithstanding the above, if an Optionee’s service to the Corporation as a Service Provider or Director (who is not an Employee) is terminated through resignation or discharge or termination on account of misconduct, as determined by the Administrator in its sole discretion, his or her Option shall terminate and shall no longer be exercisable upon notice of such resignation, discharge or termination. All Directors who are also Employees shall be governed by the terms of Section 7(f) in lieu of this Section 7(g).

(h) Rights as a Stockholder.

No one shall have rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

(i) Modification, Extension and Renewal of Options.

Within the limitations of the Plan, the Administrator may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefore. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(j) Other Provisions.

The Option Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan as the Administrator shall deem advisable (including, without limitation, restrictions upon the exercise of the Option or subjecting the shares issued pursuant to the exercise of an Option to rights of repurchase by the Corporation).

(k) Substitution of Option.

Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Corporation acquires (whether by purchase, merger or otherwise) all or substantially all of the outstanding capital stock or assets of another corporation by any reorganization or other transaction qualifying under Section 425 of the Code, the Administrator may, in accordance with the provisions of that Section, substitute options under the Plan for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

(l) Limitation on Annual Awards.

The aggregate Fair Market Value (determined as of the time the Option is granted) of stock for which Incentive Stock Options exercisable for the first time by an Optionee may be granted

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during any calendar year (under all incentive stock options plans of the Corporation and its Subsidiaries) may not exceed $100,000, but the value of stock for which Incentive Stock Options may be granted to an Optionee in a given year may exceed $100,000. If the $100,000 limit is exceeded, the portion of the Incentive Stock Option that exceeds that limit shall constitute a Nonqualified Stock Option but this shall not cause the terms of the Option Agreement which created the Incentive Stock Option to cease to apply or be modified.

8. Terms and Conditions of Awards

(a) Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Administrator shall deem desirable:

(i) Grant. A Stock Appreciation Right may be granted in tandem with, in addition to or independent of a Stock Option or any other Award under the Plan.

(ii) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Administrator. The Administrator may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. A Stock Appreciation Right granted in tandem with a Stock Option will entitle the Participant, upon exercise of the Stock Appreciation Right to surrender all or part of the unexercised portion of that tandem Stock Option and to receive the Spread for the number of shares of Common Stock which could have been acquired under the surrendered Stock Option. Each Stock Appreciation Right granted in tandem with a Stock Option shall be exercisable to the extent, and only to the extent, the related Stock Option is exercisable. Each Stock Appreciation Right shall be for such term as the Administrator may determine, not to exceed 10 years and may expire prior to the term of a tandem Stock Option. Each Stock Appreciation Right granted on a stand alone basis shall be exercisable to the extent, and for such term, as the Administrator may determine. Except as provided in Section 12 of the Plan or in the relevant Award Agreement, no Stock Appreciation Right may be exercised unless the holder thereof is at the time of such exercise in the employ or service (including service as a Director) of the Corporation or any Affiliate and has been continuously so employed since the date the Stock Appreciation Right was granted.

(iii) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock or any combination thereof, as the Administrator shall determine except that for any Stock Appreciation Right exercised on or subsequent to a Change in Control payment shall be in cash.

(iv) Special Rules for Stock Appreciation Rights Granted in Tandem with Incentive Stock Options. With respect to Stock Appreciation Rights granted in tandem with Incentive Stock Options, the following rules shall apply:

(A) The Stock Appreciation Right shall not be exercisable unless the Spread on the related Incentive Stock Option is positive.

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(B) In no event shall any amounts paid per share pursuant to the Stock Appreciation Right exceed the Spread on the date of exercise of the related Incentive Stock Option.

(C) The Stock Appreciation Right must expire no later than the last date on which the related Incentive Stock Option can be exercised.

(b) Restricted Stock Awards. Restricted Stock Awards may be subject to restrictions which lapse over time. They may be granted with or without regard to Performance Objectives for a specific Performance Period. Restricted Stock Awards shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Administrator shall deem desirable:

(i) Restricted Stock Awards. A Restricted Stock Award is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Administrator deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares on termination of employment for specified reasons within a specified period of time.

(ii) Grants of Awards. Restricted Stock Awards may be granted under the Plan in such form and on such terms and conditions as the Administrator may from time to time approve. Restricted Stock Awards may be granted alone, in addition to or in tandem with Options or other Awards under the Plan. Subject to the terms of the Plan, the Administrator shall determine the number of Restricted Stock Awards to be granted to a Participant and the Administrator may impose different terms and conditions on any particular Restricted Stock Award made to any Participant. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate for those shares of Common Stock. This certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. This certificate shall be held in custody by the Corporation until the restrictions on it have lapsed or been removed.

(iii) Performance Objectives. If the Administrator determines that a Restricted Stock Award is intended to qualify as performance-based compensation under section 162(m)(4)(C) of the Code, the Restricted Stock Award shall be subject to the attainment of Performance Objectives for a Performance Period. Specific Performance Objectives shall be established in writing no later than 90 days after the commencement of the Performance Period to which the Performance Objectives relate, but in no event after the first quarter of the Performance Period. In establishing the Performance Objectives, the Administrator shall also establish a schedule setting forth the portion of the Restricted Stock Award which will be earned based on the degree of achievement of the Performance Objectives, as determined by the Administrator. Except to the extent it would cause a Restricted Stock Award intended to qualify as performance-based compensation to fail so to qualify, the Administrator may at any time adjust the

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Exhibit 4.1

Performance Objectives, change any schedule of vesting, change the way Performance Objectives are measured or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such action. The Administrator shall not have the discretion to increase a Restricted Stock Award which is intended to constitute performance-based compensation under the Code.

(iv) Restriction Period. In order for a Participant to vest in a Restricted Stock Award, the Participant must remain in the employment or service (including service as a director) of the Corporation or any Affiliates, subject to relief for specified reasons, for the Restriction Period set forth in the Award Agreement. The Administrator, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Unless otherwise restricted by the provisions of Section 8(b)(iii), upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period if the restrictions lapse in installments) the Participant shall be entitled to receive his or her Restricted Stock Award or portion thereof, as the case may be. If the Restricted Stock Award is intended to constitute performance-based compensation under the Code, as soon as practicable after the end of the applicable measurement period as determined by the Administrator, the Administrator shall determine the extent to which the Performance Objectives, if any, have been met and the extent to which Restricted Stock Awards are payable.

(v) Performance Periods. The Administrator may establish Performance Periods applicable to Restricted Stock Awards. There shall be no limitation on the number of Performance Periods established by the Administrator and more than one Performance Period may encompass the same fiscal year.

(vi) Rights as a Shareholder. Subject to any restrictions set forth in the applicable Award Agreement, with respect to the shares of Common Stock received under a Restricted Stock Award, a Participant shall have all of the rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. Subject to any restrictions set forth in the applicable Award Agreement, stock dividends issued with respect to the shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Award with respect to which such dividends are issued.

(c) Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Equity Grants or Performance Unit Grants, or a combination of both as determined by the Administrator at the time of grant. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Administrator shall deem desirable:

(i) Performance Equity Grants. A Performance Equity Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Administrator deems appropriate,

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Exhibit 4.1

including, without limitation, the requirement that the Participant forfeit units in the event certain Performance Objectives are not met within a designated Performance Period.

(ii) Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Administrator) granted to a Participant subject to such terms and conditions as the Administrator deems appropriate, including, without limitation, the requirement that the Participant forfeit units in the event certain Performance Objectives are not met within a designated Performance Period. The maximum amount of compensation that may be received by any one Employee with respect to Performance Unit Grants in any one fiscal year shall not exceed $250,000.

(iii) Grants of Awards. Performance Awards may be granted under the Plan in such form and to such Participants as the Administrator may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Administrator shall determine the number of Performance Awards to be granted to a Participant. The Administrator may impose different terms and conditions on any particular Performance Award made to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument granting a specified number of Performance Equity Grants or Performance Unit Grants and designating the Performance Period, the Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to shares of Common Stock receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Administrator.

(iv) Performance Periods. The Administrator shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Administrator and more than one Performance Period may encompass the same fiscal year.

(v) Performance Objectives. If the Administrator determines that a Performance Award is intended to qualify as performance-based compensation under section 162(m)(4)(C) of the Code, the special provisions of Section 8(b)(iii) shall apply.

(vi) Payment of Awards. In the case of a Performance Equity Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period. Payment shall be made in cash, in shares of Common Stock (the number to be determined based on Fair Market Value at the conclusion of such Performance Period) or in any combination thereof, as the Administrator in its sole discretion shall determine.

(d) Termination of Employment or Service.

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Exhibit 4.1

Except as otherwise provided in Section 12 or an Award Agreement, upon termination of a Participant’s employment with the Corporation or any Affiliate or a Director’s service with the Corporation (if such Director is not also an Employee), the Participant (or in the case of death, the persons to whom the Award is transferred by will or the laws of descent and distribution) may exercise the Award during the following periods of time (but in no event after the normal expiration date of such Award) to the extent the Participant was entitled to exercise the Award at the date of termination:

(i) in the case of death the Award shall remain exercisable for twenty-four months after the date of termination;

(ii) In the case of Retirement, the Award shall remain exercisable for twelve months after the date of termination;

(iii) in the case of Disability, the Award shall remain exercisable for six months after the date of termination;

(iv) in the case of termination for misconduct, as determined pursuant to Section 7(f)(iv), the Award shall immediately terminate and shall no longer be exercisable; and in the case of termination for any other reason, the Award shall remain exercisable for 90 days after the date of termination.

To the extent the Award is not exercised within the foregoing periods of time, the Award shall automatically terminate at the end of the applicable period of time. The vesting of unvested Restricted Stock Awards shall immediately cease and all unvested Restriction Stock Awards shall be forfeited to the Corporation upon termination of employment or service for any reason.

(e) Non-transferability of Awards. No Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except to a designated beneficiary upon death, by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the life of a Participant, Stock Appreciation Rights are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

(f) Tax Withholding. The Corporation shall have the right to deduct or withhold any taxes, including transfer taxes, of any kind required by law to be withheld with respect to payments with respect to Awards under the Plan, including vesting of Restricted Stock Awards or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes, including requiring the Participant or his beneficiary or estate to pay any amount required to be withheld. Tax obligations with respect to any Award may be satisfied by any method provided in Section 7(d) hereof. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

(g) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Corporation in such form as the Administrator shall determine in its sole discretion.

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Exhibit 4.1

9. Term of Plan.

Options and Awards may be granted pursuant to the Plan until the expiration of the Plan on September 11, 2012.

10. Recapitalizations.

Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof and any Award other than Restricted Stock Awards shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

Subject to any required action by stockholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option and Award shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option or Award would have been entitled. If the Corporation is not the surviving corporation in any merger or consolidation, then, except to the extent governed by Section 12 hereof, any outstanding Options shall be fully vested and exercisable until five days prior to such merger or consolidation (but shall terminate thereafter) and all other Awards shall be fully vested to the extent subject to terms of vesting unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or the substitution for outstanding Options or Awards of new options covering the stock of a successor employer corporation, or a parent or Affiliate thereof, with appropriate adjustments as to the number and kind of shares and prices. A dissolution or liquidation of the Corporation shall cause each outstanding Option, unvested Awards and vested but unexercised Awards to terminate.

To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

Except as expressly provided in this Section 10 or in Section 12, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

The grant of an Option or Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11. Securities Law Requirements.

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Exhibit 4.1

(a) Securities Act and Listing Requirements.. No Shares of Common Stock shall be issued under the Plan unless counsel for the Corporation shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or the NMS, if applicable, and any applicable Federal or state securities law. The Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Section 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

12. Change in Control.

In the event any Change in Control of the Corporation should occur, then the Administrator may in its sole discretion, without obtaining stockholder approval, take one or more of the following actions to the extent not inconsistent with other provisions of the Plan;

(a) Accelerate the exercise dates of any outstanding Option, or make the Option fully vested and exercisable;

(b) Pay cash to any or all owners of Options in exchange for the required cancellation of their outstanding Options;

(c) Provide for the vesting of outstanding Awards that are subject to vesting or pay cash in exchange for the required cancellation or forfeiture of Awards; or

(d) Make any other adjustments or amendments to the Plan and outstanding Options and Awards and substitute new Options for outstanding Options.

To the extent the Code would not permit the provisions of the foregoing paragraph to apply to any Incentive Stock Option granted under this Plan, then such Option, immediately upon the occurrence of the event described in the foregoing paragraph, shall be treated for all purposes of the Plan as a Nonqualified Stock Option and shall be immediately exercisable as provided in the foregoing paragraph. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such option specified in Section 7(f) of this Plan.

13. Amendment and Termination of the Plan.

The Board may amend or terminate the Plan at any time, but no amendment shall be made without the approval of the stockholders of the Corporation if stockholder approval under Section 422 of the Code or Rule 16b-3 or pursuant to the requirements of any exchange or the NMS would be required or if it would change the material terms or performance goals that were

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Exhibit 4.1

previously approved by the Corporation stockholders, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi) or successor provision (unless the Board determines that such approval is not necessary to avoid loss of a deduction under Section 162(m) of the Code, such approval will not avoid such a loss of deduction or such approval is not advisable). No amendment of the Plan or any Option or Award granted under the Plan shall impair any Optionee’s or Participant’s rights, without his or her consent, under any Option or Award theretofore granted under the Plan.

14. Application of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option or an Award will be used for general corporate purposes.

15. Approval of Shareholders.

The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the annual meeting of stockholders of the Corporation following the adoption of the Plan, to be held on November 20, 2002.

16. Execution.

To record the adoption of the Plan by the Board on ______________, 2002, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

VERSAR, INC.

By:

Name:

Title:

[Seal]

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